Exhibit 99.3

Unaudited Pro Forma Condensed Combined Financial Information

WaveDancer, Inc.

Unaudited Pro Forma Condensed Combined Financial Information

On December 10, 2021, WAVD (together with its subsidiary, the "Company" or "WAVD"), acquired all issued and outstanding shares of common stock of Gray Matters, Inc. ("GMI"), for a purchase price comprising $7.5 million in cash, adjusted up or down by the difference between actual and target net working capital, $1.5 million in deferred cash, $1.5 million in WAVD stock, and up to $4 million of additional consideration contingent upon GMI’s performance from the closing date through December 31, 2022 (the “Acquisition”). Also on December 10, 2021, the Company raised aggregate gross proceeds of $10,000,000 by selling 3,289,525 units in a private placement offering resulting in the issuance of a like number of shares of common stock and 651,352 Series A warrants exercisable for a like number of shares of common stock. The Company used the net proceeds from the private placement to finance the Acquisition and related transaction expenses.

The following unaudited pro forma condensed combined financial statements present the combined financial information of WAVD and GMI, adjusted to give effect to the Acquisition and related financing transaction. The following unaudited pro forma condensed combined financial statements have been prepared in accordance with Article 11 of Regulation S-X, Pro Forma Financial Information, as amended by Release No. 33-10786 "Amendments to Financial Disclosures about Acquired and Disposed Businesses," which is herein referred to as Article 11. Article 11 provides simplified requirements to depict the accounting for the transaction ("Transaction Accounting Adjustments") and the option to present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur ("Management’s Adjustments"). WAVD has elected not to present Management’s Adjustments and has only presented Transaction Accounting Adjustments in the following unaudited pro forma condensed combined financial statements.

The unaudited pro forma condensed combined balance sheet as of September 30, 2021 combines the historical balance sheets of WAVD and GMI on a pro forma basis as if the Acquisition and related financing transaction had been consummated on September 30, 2021. The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2021 and the year ended December 31, 2020 combine the historical statements of operations of WAVD and GMI on a pro forma basis as if the Acquisition and related financing transaction had been consummated on January 1, 2020, the beginning of the earliest period presented.

The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and are not necessarily indicative of the operating results and financial position that would have been achieved had the Acquisition and related financing transactions occurred on the dates indicated. Further, the unaudited pro forma condensed combined financial statements do not purport to project the future operating results or financial position of the combined company following the completion of the Acquisition and related private offering of common stock.

The unaudited pro forma adjustments represent management’s estimates based on preliminary information and estimates that WAVD believes are reasonable under the circumstances. Actual results are subject to change, perhaps materially, as additional information becomes available, and analyses are performed. The assumptions and estimates underlying the pro forma adjustments set forth in the unaudited pro forma condensed combined financial statements are described in the accompanying notes.

On April 7, 2021 the Company acquired all of the outstanding shares of Tellenger, Inc. (“Tellenger”) and filed a Form 8-K/A on June 24, 2021 with the required pro forma financial information for that acquisition (the “Tellenger 8-K/A”). The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2021 and for the year ended December 31, 2020 combine the financial statements of WAVD and Tellenger giving effect to the transaction described in the Tellenger 8-K/A, as if it had occurred on January 1, 2020 in respect of the unaudited pro forma condensed combined statements of operations.

The unaudited pro forma condensed combined financial information should be read in conjunction with:

●

WAVD’s audited consolidated financial statements and accompanying notes as of and for the year ended December 31, 2020, as contained in the Form 10-K filed on March 31, 2021 with the United States Securities and Exchange Commission (the “SEC”).

●

WAVD’s unaudited condensed consolidated financial statements and accompanying notes as of and for the nine months ended September 30, 2021, as contained in its Quarterly Report on Form 10-Q filed on November 2, 2021 with the SEC.

●	GMI’s audited financial statements as of and for the years ended December 31, 2020 and December 31, 2019, contained elsewhere herein.
●	GMI’s unaudited financial statements as of and for the nine months ended September 30, 2021, contained elsewhere herein.
●

WAVD’s Form 8-K/A filed on June 24, 2021 and containing Tellenger’s audited financial statements for 2020, Tellenger’s unaudited interim financial statements as of and for the three months ended March 31, 2021, and the unaudited pro forma condensed combined financial information contained therein and incorporated herein by reference.

●	The other information contained in or incorporated by reference into this filing.

WaveDancer, Inc.

Unaudited Pro Forma Condensed Combined Financial Information

Pro-Forma Condensed Combined Balance Sheet as of September 30, 2021

	Historical WaveDancer	Historical Gray Matters	Pro Forma Adjustments	Note 4	Pro Forma Combined
ASSETS
Current assets
Cash and cash equivalents	$3,682,613	$193,686	$2,507,533	a.	$6,383,832
Accounts receivable	2,874,656	208,642	208,291	b.	3,291,589
Prepaid expenses and other current assets	289,123	23,541	(23,541)	b.	289,123
Total current assets	6,846,392	425,869	2,692,283		9,964,544

Property and equipment, net	94,965	9,569	-		104,534
Right-of-use operating lease asset	285,667	-	-		285,667
Intangible assets and goodwill, net	2,187,088	-	10,899,281	c.	13,086,369
Other assets	5,707	6,000	-		11,707
Total assets	$9,419,819	$441,438	$13,591,564		$23,452,821

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$926,643	$259,086	$(15,731)	b.	$1,169,998
Accrued payroll and related liabilities	791,921	-	-		791,921
Income taxes payable	-	67,752	(67,752)	d.	-
Revolving line of credit	402,306	-	-		402,306
Notes payable - current	797,295	-	-		797,295
Other current liabilities	198,674	36,669	(11,872)	b.	223,471
Total current liabilities	3,116,839	363,507	(95,355)		3,384,991
Note payable - non-current	400,856	600,000	735,000	e.	1,735,856
Contingent consideration payable	-	-	925,250	f.	925,250
Operating lease liability - non-current	260,141	-	-		260,141
Deferred tax liability	-	4,600	-	d.	4,600
Total liabilities	3,777,836	968,107	1,564,895		6,310,838

Stockholders' equity
Common stock	151,532	10	37,250	g., h.	188,792
Additional paid-in capital	18,507,731	5,035	11,457,705	g., h.	29,970,471
Accumulated deficit	(12,087,069)	(531,714)	531,714	g.	(12,087,069)
Treasury stock	(930,211)	-	-		(930,211)
Total stockholders' equity	5,641,983	(526,669)	12,026,669		17,141,983
Total liabilities and stockholders' equity	$9,419,819	$441,438	$13,591,564		$23,452,821

WaveDancer, Inc.

Unaudited Pro Forma Condensed Combined Financial Information

Pro-Forma Condensed Combined Statement of Operations for the Nine Months Ended September 30, 2021

	Historical WaveDancer	Historical Tellenger	Pro Forma Adjustments	Note 5	Sub-total	Historical Gray Matters	Pro Forma Adjustments	Note 4	Pro Forma Combined
Revenues
Software sales	$3,885,828	$-	$-		$3,885,828	$698,823	$-		$4,584,651
Services	8,565,639	1,225,963	-		9,791,602	-	-		9,791,602
Reimbursable expenses	-	-	-		-	19,819	-		19,819
Total revenues	12,451,467	1,225,963	-		13,677,430	718,642	-		14,396,072

Cost of revenues	9,497,014	1,013,984	-		10,510,998	996,215	-		11,507,213

Gross profit	2,954,453	211,979	-		3,166,432	(277,573)	-		2,888,859

Selling, general and administrative expenses	2,627,958	105,945	-		2,733,903	491,984	-		3,225,887
Amortization of intangible assets	87,912	-	47,161	a.	135,073	-	953,687	i.	1,088,760

Income (loss) from operations	238,583	106,034	(47,161)		297,456	(769,557)	(953,687)		(1,425,788)

Other expense, net	20,138	-	-		20,138	-	-		20,138
Interest expense	-	-	-		-	972	-		972

Income (loss) before provision for income taxes	218,445	106,034	(47,161)		277,318	(770,529)	(953,687)		(1,446,898)

Provision for income taxes	-	-	-		-	-	-	j.	-

Net income (loss)	$218,445	$106,034	$(47,161)		$277,318	$(770,529)	$(953,687)		$(1,446,898)

Comprehensive income (loss)	$218,445	$106,034	$(47,161)		$277,318	$(770,529)	$(953,687)		$(1,446,898)

Net income (loss) per common share - basic	$0.02				$0.02				$(0.09)
Net income (loss) per common share - diluted	$0.02				$0.02				$(0.09)

Weighted average common shares outstanding
Basic	11,957,878		68,267	b.	12,026,145		3,725,981	k.	15,752,126
Diluted	12,584,914		68,267		12,653,181		3,725,981	k.	15,752,126

WaveDancer, Inc.

Unaudited Pro Forma Condensed Combined Financial Information

Pro-Forma Condensed Combined Statement of Operations for the Year Ended December 31, 2020

	Historical WaveDancer	Historical Tellenger	Pro Forma Adjustments	Note 5	Sub-total	Historical Gray Matters	Pro Forma Adjustments	Note 4	Pro Forma Combined
Revenues
Software sales	$8,375,932	$-	$-		$8,375,932	$2,290,366	$-		$10,666,298
Professional fees	5,527,139	4,449,113	-		9,976,252	-	-		9,976,252
Reimbursable expenses	-	-	-		-	26,634	-		26,634
Total revenues	13,903,071	4,449,113	-		18,352,184	2,317,000	-		20,669,184

Cost of revenues	11,693,738	3,608,613	-		15,302,351	1,199,995	-		16,502,346

Gross profit	2,209,333	840,500	-		3,049,833	1,117,005	-		4,166,838

Selling, general and administrative expenses	1,797,485	669,728	-		2,467,213	390,919	-		2,858,132
Amortization of intangible assets	-	-	173,159	a.	-	-	1,271,583	i.	1,271,583

Income from operations	411,848	170,772	(173,159)		582,620	726,086	(1,271,583)		37,123

Other income, net	1,531	10,020	-		11,551	5,000	-		16,551
Interest expense	-	-	-		-	(10,756)	-		(10,756)

Income before provision for income taxes	413,379	180,792	(173,159)		594,171	720,330	(1,271,583)		42,918

Provision for income taxes	-	-	-		-	97,352	-	j.	97,352

Net income (loss)	$413,379	$180,792	$(173,159)		$594,171	$622,978	$(1,271,583)		$(54,434)

Comprehensive income (loss)	$413,379	$180,792	$(173,159)		$594,171	$622,978	$(1,271,583)		$(54,434)

Net income (loss) per common share - basic	$0.04				$0.05				$0.00
Net income (loss) per common share - diluted	$0.03				$0.05				$0.00

Weighted average common shares outstanding
Basic	11,222,826		68,267		11,291,093		3,725,981	k.	15,017,074
Diluted	12,049,322		68,267	b.	12,117,589		3,725,981	k.	15,017,074

WaveDancer, Inc.

Unaudited Pro Forma Condensed Combined Financial Information

Note 1 – Basis of Presentation

The unaudited pro forma condensed combined financial statements are based on the Company’s and GMI’s historical consolidated financial statements as adjusted to give effect to the acquisition of GMI and the issuance of shares of WAVD common stock in a private placement that was necessary to finance the acquisition. The unaudited pro forma combined statements of operations for the nine months ended September 30, 2021 and the 12 months ended December 31, 2020 give effect to the GMI acquisition as if it had occurred on January 1, 2020. The unaudited pro forma combined balance sheet as of September 30, 2021 gives effect to the GMI acquisition as if it had occurred on September 30, 2021.

The unaudited pro forma combined statements of operations for the nine months ended September 30, 2021 and the 12 months ended December 31, 2020 separately show the effect of the Tellenger acquisition, which closed on April 7, 2021, as if it had occurred on January 1, 2020.

Note 2 – Description of Transaction

On December 10, 2021, WaveDancer, Inc. (“WAVD”) entered into a Stock Purchase Agreement among WAVD, Jeffrey P. Gerald, as Seller, and Gray Matters, Inc., a Delaware corporation (“GMI”), whereby WAVD purchased all the outstanding shares of GMI. Subject to positive or negative adjustments tied to GMI’s working capital at the closing as measured against a working capital target, the purchase price for the shares consists of (i) $1,500,000 in value of WAVD shares of common stock, (ii) $7,500,000 in cash consideration, (iii) deferred consideration of $1,500,000 payable 24 months after the closing of the transaction and (iv) earn-out consideration of up to $4,000,000 of which up to $2,000,000 is dependent upon GMI achieving gross revenue targets in 2022 and up to $2,000,000 is dependent upon GMI achieving gross profit targets in 2022.

Note 3—Estimated Consideration and Preliminary Purchase Price Allocation

The Company has performed a preliminary purchase price allocation. The consideration for the Acquisition has been estimated as follows:

Cash	$7,500,000
Estimated net working capital adjustment	(201,219)
Net cash paid at closing	7,298,781
Buyer common stock	1,500,000
Fair value of deferred consideration	1,335,000
Contingent consideration	925,250
Total purchase price	$11,059,031

The fair value of WAVD common stock is based on the volume weighted average price for the five days prior to the transaction closing date. Deferred consideration and the contingent consideration have been estimated based on their present value using an appropriate discount rate. Contingent consideration has been estimated using a probability weighted average of possible outcomes. The final estimate of contingent consideration will be recorded as a liability as of the acquisition date and the liability will be remeasured at fair value through net income at the end of each reporting period until the liability is settled.

Using the total consideration for the Acquisition, the Company has estimated the allocations to such assets and liabilities. The following table summarizes the preliminary allocation of the estimated purchase price as of the transaction’s closing date, December 10, 2021:

Net working capital	$148,781
Property and equipment	9,569
Other assets	1,400
Intangibles and goodwill	10,899,281
$11,059,031

WaveDancer, Inc.

Unaudited Pro Forma Condensed Combined Financial Information

This preliminary purchase price allocation has been used to prepare pro forma adjustments in the pro forma balance sheet and income statement. The final purchase price allocation will be determined when the Company has completed the detailed valuations and necessary calculations. The final allocation could differ materially from the preliminary allocation used in the pro forma adjustments. The final allocation may include (1) changes in fair values of property, plant and equipment, (2) changes in allocations to identifiable intangible assets such as trade names, technology and customer relationships as well as goodwill and (3) other changes to assets and liabilities. The pro-forma adjustments do not reflect the deferred tax liability that may need to be recorded in connection with recording intangible assets that will be subject to amortization for book purposes but not tax purposes. The offset to such an adjustment would be to increase goodwill.

Note 4—Pro forma adjustments for Gray Matters

The pro forma adjustments are based on preliminary estimates and assumptions that are subject to change.

Adjustments to the pro forma condensed combined balance sheet:

(a)	Adjustment to cash comprises the net of:

Proceeeds from private placement used to fund the acquisition	$10,000,000
Cash paid to seller at closing	(7,298,781)
Elimination of GMI cash not included in purchase	(193,686)
Net	$2,507,533

(b)

Accounts receivable, prepaid expenses and other current assets, accounts payable, and other current liabilities have been adjusted to the amounts reflected in the estimated balance sheet of GMI on December 10, 2021.

(c)	Represents identifiable intangible assets and goodwill based on the preliminary purchase price allocation as discussed in Note 3.

(d)

GMI’s Income tax payable was settled at the closing of the transaction and has been eliminated. The Company has not completed its analysis of the effect of the transaction on its deferred tax assets and liabilities, if any, and, as such, has not included a pro forma adjustment to historical balances.

(e)

Notes payable adjustment is the net of 1) $1.335 million estimated present value of deferred consideration due on the second anniversary of the acquisition, and 2) GMI $600,000 note payable balance settled at closing.

(f)	Equals the estimated present value of the contingent consideration liability is as described in Note 3 above.

(g)	Historical shareholder's equity accounts of GMI are eliminated in purchase accounting.

(h)

Common Stock and additional paid in capital (“APIC”) are increased by the value of the shares issued in connection with the private placement ($10 million), the value of the shares issued to Seller as part of the consideration ($$1.5 million), less the historical balances of GMI. Below is a recap of the adjustments to equity:

	Common
	Stock	APIC	Net
Eliminate historical balances	$(10)	$(5,035)	$(5,045)
Private offering of common shares	32,895	9,967,105	10,000,000
Common stock consideration	4,365	1,495,635	1,500,000
Net	$37,250	$11,457,705	$11,494,955

WaveDancer, Inc.

Unaudited Pro Forma Condensed Combined Financial Information

Adjustments to the pro forma condensed combined statement of operations and comprehensive income:

(i)

To estimate the pro forma amortization expense, it is assumed that 70% of the total of estimated Intangibles and Goodwill will be allocable to identifiable intangible assets subject to amortization and that the average useful life of such assets is six years.

(j)

The Company has not completed its analysis of the effect of the transaction on its deferred tax assets and liabilities, if any, and, as such, has not included a pro forma adjustment to historical balances.

(k)

The pro forma adjustment to common shares outstanding comprises: 1) 3,289,500 shares issued to investors in the $10 million private offering required to fund the acquisition, and 2) 436,481 shares issued to the Seller as purchase consideration.

Note 5—Pro forma adjustments for Tellenger

(a)	Amortization expense of the intangibles recorded in connection with acquisition.

(b)	Shares issued to Seller as partial consideration.